Exhibit 99.2

RISK FACTORS

You should carefully consider the risks described below and the risks described under the caption “Risk Factors” in our 2005 Form 10-K/A and in Commonwealth’s 2005 Form 10-K before making an investment decision. The risks described below and in our 2005 Form 10-K/A, Commonwealth’s 2005 Form 10-K and other risks and uncertainties not currently known to us or those that we deem immaterial may also materially and adversely affect our business, results of operations and financial condition. In such an event, you may lose all or part of your investment.

Risks Related to Competition and Our Industry

We face intense competition, which could adversely affect us.

The telecommunications industry is extremely competitive and competition is increasing. The traditional dividing lines between long distance, local, wireless, cable and internet services are becoming increasingly blurred. Through mergers and various service expansion strategies, services providers are striving to provide integrated solutions both within and across geographic markets. Our competitors include CLECs and other providers (or potential providers) of services, such as internet service providers, or ISPs, wireless companies, neighboring incumbents, voice over internet protocol, or VOIP, providers such as Vonage and cable companies that may provide services competitive with ours or services that we intend to introduce. Competition is intense and increasing and we cannot assure you that we will be able to compete effectively. For example, at September 30, 2006, we had 85,700 fewer access lines than we had at December 31, 2005, and we believe wireless and cable telephony providers have increased their market share in our markets. We expect to continue to lose access lines and that competition with respect to all our products and services will increase.

We expect competition to intensify as a result of the entrance of new competitors and the development of new technologies, products and services. We cannot predict which of the many possible future technologies, products or services will be important to maintain our competitive position or what expenditures will be required to develop and provide these technologies, products or services. Our ability to compete successfully will depend on marketing and on our ability to anticipate and respond to various competitive factors affecting the industry, including a changing regulatory environment that may affect our competitors and us differently, new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and pricing strategies by competitors. Increasing competition may reduce our revenues and increase our costs as well as require us to increase our capital expenditures and thereby decrease our cash flow.

Some of our competitors have superior resources, which may place us at a cost and price disadvantage.

Some of our current and potential competitors have market presence, engineering, technical and marketing capabilities, and financial, personnel and other resources substantially greater than ours. In addition, some of our competitors can raise capital at a lower cost than we can. Consequently, some competitors may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their products and services than we can. Additionally, the greater brand name recognition of some competitors may require us to price our services at lower levels or increase our marketing expenditures in order to retain or obtain customers. Finally, the cost advantages of some competitors may give them the ability to reduce their prices for an extended period of time, if they so choose.

Risks Related to Our Business

Decreases in certain types of our revenues will impact our profitability.

Our Frontier business has been experiencing declining access lines, switched access minutes of use, long distance prices and related revenues because of economic conditions, increasing competition, changing consumer behavior (such as wireless displacement of wireline use, email use, instant messaging and increasing use of VOIP), technology changes and regulatory constraints. These factors are likely to cause our local network service, switched network access, long distance and subsidy revenues to continue to decline, and these factors, together with our increasing employee costs, and the potential need to increase our capital spending, may cause our cash generated by operations to decrease.

We may be unable to grow our revenue and cash flow despite the initiatives we have implemented.

We must produce adequate cash flow that, when combined with funds available under our credit facility, will be sufficient to service our debt, fund our capital expenditures, pay our taxes and maintain our current dividend policy. We have implemented several growth initiatives, including launching new products and services with a focus on areas that are growing or demonstrate meaningful demand such as high-speed internet. There is no assurance that these initiatives will result in an improvement in our financial position or our results of operations.

We may complete transactions that could increase our shares outstanding, affect our debt, result in a change in control, or all of the above.

From time to time we evaluate potential acquisitions and other arrangements, such as the Merger, that would extend our geographic markets, expand our services, enlarge the capacity of our networks or increase the types of services provided through our networks. If we complete any acquisition or other arrangement, we may require additional financing that could result in an increase in our outstanding shares and/or debt, result in a change in control, or both. There can be no assurance that we will enter into any transaction.

Our business is sensitive to the creditworthiness of our wholesale customers.

We have substantial business relationships with other telecommunications carriers for whom we provide service. During the past few years, several of our customers have filed for bankruptcy. While these bankruptcies have not had a material adverse effect on our business to date, future bankruptcies in our industry could result in our loss of significant customers, more price competition and uncollectible accounts receivable. As a result, our revenues and results of operations could be materially and adversely affected.

Risks Related to Liquidity, Financial Resources and Capitalization

Substantial debt and debt service obligations may adversely affect us.

Assuming the Merger is consummated, as of September 30, 2006, after giving pro forma effect to the Merger and this offering, the outstanding principal amount of our indebtedness would have been approximately $5.0 billion. Assuming the Merger is not consummated, then as of September 30, 2006, after giving pro forma effect to this offering and the application of the net proceeds thereof to repurchase, redeem or retire other debt, the outstanding principal amount of our indebtedness would have been approximately $4.0 billion. We may also obtain additional long-term debt and working capital lines of credit to meet future financing needs, subject to certain restrictions under our existing indebtedness, which would increase our total debt.

The significant negative consequences on our financial condition and results of operations that could result from our substantial debt include:

•	limitations on our ability to obtain additional debt or equity financing;

•	instances in which we are unable to meet the financial covenants contained in our debt agreements or to generate cash sufficient to make required debt payments, which circumstances have the potential of accelerating the maturity of some or all of our outstanding indebtedness;

•	the allocation of a substantial portion of our cash flow from operations to service our debt, thus reducing the amount of our cash flow available for other purposes, including operating costs, dividends and capital expenditures, that could improve our competitive position or results of operations;

•	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•	compromising our flexibility to plan for, or react to, competitive challenges in our business and the communications industry; and

•	the possibility of our being put at a competitive disadvantage with competitors who do not have as much debt as us, and competitors who may be in a more favorable position to access additional capital resources.

We will require substantial capital to upgrade and enhance our operations.

Replacing or upgrading our infrastructure will result in significant capital expenditures. If this capital is not available when needed, our business will be adversely affected. Increasing competition, offering new services, improving the capabilities or reducing the maintenance costs of our plant may cause our capital expenditures to increase in the future. In addition, our ongoing annual dividend of $1.00 per share under our current policy utilizes a significant portion of our cash generated by operations and therefore limits our operating and financial flexibility and our ability to significantly increase capital expenditures. While we believe that the amount of our dividend will allow for adequate amounts of cash flow for capital spending and other purposes, any material reduction in cash generated by operations and any increases in capital expenditures, interest expense or cash taxes would reduce the amount of cash generated in excess of dividends. Losses of access lines, increases in competition, lower subsidy and access revenues and the other factors described above may reduce our cash generated by operations and may require us to increase capital expenditures. In addition, we expect our cash paid for taxes to increase significantly over the next several years.

Risks Related to Regulation

The access charge revenues we receive may be reduced at any time.

A significant portion of our revenues is derived from access charges paid by interexchange carriers, or IXCs’, for services we provide in originating and terminating intrastate and interstate traffic. The amount of access charge revenues we receive for these services is regulated by the FCC, and state regulatory agencies. Recent rulings regarding access charges have lowered the amount of revenue we receive from this source. Additional actions by these agencies could further reduce the amount of access revenues we receive. In addition, a portion of our access revenues is received from state and federal universal service funds based upon the high cost of providing telephone service to certain rural areas. FCC and state regulators are currently considering a number of proposals for changing the manner in which eligibility for federal subsidies is determined as well as the amounts of such subsidies. We cannot predict when or how these matters will be decided nor the effect on our subsidy or access revenues. In the future, there may be proposals by state or federal regulatory agencies to eliminate or reduce these revenues. A material reduction in the revenues we receive from these funds would adversely affect our financial results.

We are reliant on support funds provided under federal and state laws.

We receive a portion of our revenues (8% in 2005) from federal and state subsidies, including the high cost fund, local switching support fund and various state funds. FCC and state regulators are currently considering a number of proposals for changing the manner in which eligibility for federal subsidies is determined as well as the amounts of such subsidies. The FCC is also reviewing the mechanism by which subsidies are funded. Additionally, the FCC has an open proceeding to address reform to access charges and other intercarrier compensation. We cannot predict when or how these matters will be decided nor the effect on our subsidy or access revenues.

The federal high cost fund is our largest source of subsidy revenue. We currently expect that as a result of both an increase in the national average cost per loop and a decrease in our cost structure as well as potentially other factors, there is likely to be a decrease in the subsidy revenue earned in 2007 through the federal high cost support fund and such decrease may be significant in relation to the total amount of our subsidy revenue.

Our company and industry are highly regulated, imposing substantial compliance costs and restricting our ability to compete in our target markets.

As an incumbent, we are subject to significant regulation from federal, state and local authorities. This regulation restricts our ability to change our rates, especially on our basic services, and imposes substantial compliance costs on us. Regulation restricts our ability to compete and, in some jurisdictions, it may restrict how we are able to expand our service offerings. In addition, changes to the regulations that govern us may have an adverse effect upon our business by reducing the allowable fees that we may charge, imposing additional compliance costs, or otherwise changing the nature of our operations and the competition in our industry.

Customers are now allowed to retain their wireline number when switching to another service provider. This is likely to increase the number of our customers who decide to disconnect their service from us. Other pending rulemakings, including those relating to intercarrier compensation, universal service and VOIP regulations, could have a substantial adverse impact on our operations.

Risks Related to Technology

In the future as competition intensifies within our markets, we may be unable to meet the technological needs or expectations of our customers, and may lose customers as a result.

The telecommunications industry is subject to significant changes in technology. If we do not replace or upgrade technology and equipment, we will be unable to compete effectively because we will not be able to meet the needs or expectations of our customers. Replacing or upgrading our infrastructure could result in significant capital expenditures.

In addition, rapidly changing technology in the telecommunications industry may influence our customers to consider other service providers. For example, we may be unable to retain customers who decide to replace their wireline telephone service with wireless telephone service. In addition, VOIP technology, which operates on broadband technology, now provides our competitors with a low-cost alternative to provide voice services to our customers.

Risks Related to the Acquisition of Commonwealth

There is no assurance that the acquisition of Commonwealth will occur.

The acquisition of Commonwealth is subject to a number of conditions, including approval by a majority of the votes cast by the holders of common shares of Commonwealth at the special meeting to be held to consider approving the merger agreement, approvals of the FCC and the Pennsylvania Public Utilities Commission, or Pennsylvania PUC, and certain other conditions. There is no assurance that the acquisition will occur. This offering is not conditioned on the closing of the acquisition. In the event the acquisition does not occur, we intend to use the net proceeds of this offering to repurchase, redeem or otherwise retire for value, a portion of our outstanding debt.

Our pro forma condensed combined financial information may not be representative of our results as a combined company.

The pro forma condensed combined financial information included in this offering memorandum is based in part on certain assumptions regarding the acquisition that we believe are reasonable. We cannot assure you that our assumptions will prove to be accurate over time. Accordingly, the pro forma condensed combined financial information included in this offering memorandum may not reflect what our results of operations and financial condition would have been had we actually acquired Commonwealth as of the dates presented, or what our results of operations and financial condition will be in the future.

The integration of Commonwealth following the Merger may present significant challenges.

We may face significant challenges in combining Commonwealth’s operations into our operations in a timely and efficient manner and in retaining key Commonwealth personnel. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in us not achieving the anticipated benefits of the Merger. In addition, we and Commonwealth expect to incur costs associated with transaction fees and other costs related to the Merger. We will also incur integration and restructuring costs following the completion of the Merger as we integrate the businesses of Commonwealth with those of ours. Although we expect that the realization of efficiencies related to the integration of the business will offset incremental transaction, integration and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved.